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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            February 12, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-8                            858771   33-37886   811-1777

DEFINED ASSET FUNDS-MITF IS-174                               803834   33-43360   811-1777
DEFINED ASSET FUNDS- IS-215 DAF                               804010   33-56293   811-1777


DEFINED ASSET FUNDS-ITS-51 DAF                                914807   33-55101   811-2295


DEFINED ASSET FUNDS-MITF ITS-201                              868107   33-49173   811-1777
DEFINED ASSET FUNDS- ITS-220 DAF                              868131   33-50763   811-1777
DEFINED ASSET FUNDS- ITS-221 DAF                              910356   33-51043   811-1777


DEFINED ASSET FUNDS-CIF MPS-305                               781805   33-41739   811-2295
DEFINED ASSET FUNDS-MPS-317 DAF                               893497   33-51209   811-2295


DEFINED ASSET FUNDS-MITF MPS-505                              803712   33-37523   811-1777
DEFINED ASSET FUNDS-MITF MPS-513                              803720   33-42581   811-1777
DEFINED ASSET FUNDS-MITF MPS-522                              892736   33-49141   811-1777
DEFINED ASSET FUNDS- MPS-534 DAF                              892756   33-50493   811-1777

DEFINED ASSET FUNDS- MSS-77 DAF                               924248   33-56167   811-1777
DEFINED ASSET FUNDS-MITF MSS 8A                               868132   33-38081   811-1777
DEFINED ASSET FUNDS-MITF MSS 8B                               868133   33-38082   811-1777


DEFINED ASSET FUNDS- MSS-98 DAF                               924283   33-62373

TOTAL:   17 FUNDS

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